UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2013

CALDERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

278 DP Road, Suite D Los Alamos, New Mexico 87544
(Address of principal executive offices) (zip code)

(505) 661-2420
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 23, 2013, Caldera Pharmaceuticals, Inc. (the “Company”),  sold an aggregate of 470,000 units at a per unit price of $2.50, each unit consisting of one share of Series B Preferred Stock (the “Series B Shares”) and a seven year warrant to acquire one share of the Company’s common stock, par value, $0.001 per share (“Common Stock”) at an exercise price of $2.50 per share, to twenty one (21) accredited investors for aggregate cash proceeds of $1,175,000 pursuant to separate purchase agreements entered into with each investor (the ”Purchase Agreements”).  In addition, an additional 150,000 units were issued in exchange for $375,000 in previously issued convertible promissory notes issued between December 18, 2012 and March 26, 2013 to other certain investors associated with Taglich Brothers, Inc. (the “Placement Agent”). The Company intends to use the net proceeds of the above-described offering (the “Offering”) for working capital and general corporate purposes, including without limitation, to repay certain bridge loans and  retention of new officers. The sale was part of a  private placement offering in which the Company offered for sale  on a “best efforts–all or none” basis up to 550,000 units (gross proceeds of $1,375,000, including the principal amount of bridge notes exchanged for Units, and on a “best efforts” basis the remaining 1,450,000 units for a maximum of 2,000,000 units (gross proceeds of  $5,000,000).   The offering will be open for a period terminating on April 30, 2013 and may be extended until June 30, 2013 at the election of the Company and the Placement Agent.

The Company retained Taglich Brothers, Inc. as the exclusive Placement Agent for the Offering. In connection therewith, the Company agreed to pay the Placement Agent a 9% commission from the gross proceeds of the Offering ($139,500) and reimbursed approximately $35,000 in respect of out of pocket expenses, FINRA filing fees and related legal fees incurred by the Placement Agent in connection with the Offering. The Placement Agent will also receive warrants to purchase 62,000 shares of Common Stock, representing 10% of the shares of Common Stock into which the Series B Preferred Shares issued in connection with the Offering are convertible (the “Placement Agent Warrants”), exercisable at $2.75 per share of Common Stock for a period of seven years.  The Placement Agent Warrants contain cashless exercise provisions and customary anti-dilution protection and registration rights.  The Placement Agent will also be entitled to receive cash compensation and warrants upon the sale of additional units in the private placement. In addition, as an advisory fee, the Placement Agent  will receive warrants to purchase 160,000 shares of Common Stock at an exercise price of $2.75 and warrants to purchase 40,000 shares of Common Stock at an exercise price of $.01.  For a period of one year, the Placement Agent has the right to appoint two members of the Board of Directors of the Company, who initially shall be Michael Taglich and Vincent Palmieri.  The board member appointments will not be effective until after the filing by the Company of a Schedule 14-F Information Statement and the passing of the ten (10) day waiting period in connection with such filing.

Each holder of Series A Preferred Stock has also been offered the opportunity to exchange all of such holder’s shares of Series A Preferred Stock  for a number of Series B Shares, determined by dividing the amount of such holder’s initial investment in the securities of the Company by $2.50 per share and each exchanging holder  will also receive additional shares of Series B Preferred Stock to be calculated based upon a $2.50 per share price in exchange for the accrued and unpaid dividends owed to such holder in respect of its Series A Preferred.

On April 19, 2013, the Company filed a Certificate of Designations to its Certificate of Incorporation with the Secretary of State of the State of Delaware setting forth the rights and preferences of the Series B Shares. A summary of material provisions of the Series B Preferred Stock as set forth in the Certificate of Designations is set forth in Item 5.03 below.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Placement Agent Warrants and the terms of the Series B Shares are qualified in their entirety by reference to the full text of the Purchase Agreement, the Warrants, the Placement Agent Warrants and the Certificate of Designations copies of each of which are attached as Items 10.1 and 4.1, 4.2 and 4.3, respectively, below.

Item 3.02   Unregistered Sales of Equity Securities.

The shares of Common Stock sold in the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

The exchange of the shares of Series A Preferred Stock and the accrued dividends owed to such shareholder for Series B Shares was made in reliance on Section 3(a)(9) of the Securities Act.

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

For a period of one year, the Placement Agent has the right to appoint two members of the Board of Directors of the Company, who initially shall be Michael Taglich and Vincent Palmieri.  The board member appointment will not be effective until after the filing by the Company of a Schedule 14F and the passing of the ten day waiting period in connection with such filing.  In addition, Jeremiel Zimmerman has resigned from the board effective upon the appointment of his replacement, which shall be Clive Kabatznik.

Mr. Taglich and Mr. Palmieri, each were participants in the Company’s recent bridge financing and upon consummation of the Offering, they converted their outstanding $100,000 and $75,000 Bridge Note into 40,000 and 30,000 units, respectively.  Each of Mr. Taglich and Mr. Palmieri received 60,000 and 45,000 warrants in connection with the bridge financing.

Mr. Kabatznik is principal of a company that has performed consulting services for the Company.  Effective February 14, 2013, the Company entered into a consulting agreement with First South Africa Management for a term of twenty four months at a monthly fee of $15,000 per month and an option grant of options exercisable for 150,000 shares of common stock at an exercise price of $1.50 per share, of which 25,000 vest over sixty (60) days. Mr. Kabatznik also holds warrants to purchase 30,000 shares of the Company’s common stock which were issued in connection with a $50,000 Bridge Note.  The $50,000 Bridge Note is to be repaid out of the proceeds of the Offering.

Item 5.03   Amendments to Articles of Incorporation or Bylaws

On April 19, 2013, the Company filed a Certificate of Designations to its Certificate of Incorporation with the Secretary of State of the State of Delaware setting forth the rights and preferences of the Series B Shares. The following is a summary of material provisions of the Series B Shares as set forth in the Certificate of Designations.

Dividends

The Series B Shares accrue dividends at the rate per annum equal to (i) 8% of the sum of (x)the Stated Value (which initially is $2.50) and (y) the amount of accrued and unpaid dividends payable, out of funds legally available for payment, on January 31st of each year, if paid in cash, or (ii) 10% of the sum of (x) the Stated Value and (y) the amount of accrued and unpaid dividends payable, out of funds legally available for payment, on January 31st of each year, if paid in shares of Common Stock , based upon a price of $2.50 per share of Common Stock.  The Company has the option, to pay any such dividends in cash or shares of Common Stock.  The dividends are in preference and priority to any payment of any dividend on Common Stock, or any other class of preferred stock.  Dividends are cumulative.

Conversion

Subject to adjustment, each Series B Share is currently convertible at the option of the holder into one share of Common Stock.  Each Series B Share (together with any accrued but unpaid dividends thereon) is convertible into shares of Common Stock at the option of the holder at any time at a conversion price per share equal to the sum of the Stated Value and any accrued but unpaid dividends thereon through the date of notice of conversion divided by the Conversion Price, subject to adjustment as described below. The initial Conversion Price shall be equal to the Stated Value.  At any time after the Common Stock is  listed on a national securities exchange as defined in the Securities Exchange Act of 1934, the Company may cause the conversion of the Series B Shares, plus accrued but unpaid dividends  into shares of Common Stock, each Series B Share convertible into such number of shares of Common Stock as shall equal the sum of the Stated Value plus any accrued but unpaid dividends through the date of conversion divided by the lower  of the then conversion price and the market price of the Company’s Common Stock.  Market Price is defined as the average of the reported closing sales price of the Common Stock for each of the five trading days for which a closing sales price is reported immediately preceding the day prior to the conversion.

Liquidation

In the event of a liquidation, dissolution or winding up of the Company and other Liquidation Events as defined in the Certificate of Designations, holders of Series B Shares are entitled to receive from proceeds remaining after distribution to the Company’s creditors and prior to the distribution to holders of Common Stock or any other class of preferred stock the (x) Stated Value (as adjusted for any stock splits, stock dividends, reorganizations, recapitalizations and the like) held by such holder and (y) all accrued but unpaid dividends on such shares.

Anti-Dilution

The Series B Shares are entitled to weighted average anti-dilution protection under certain circumstances specified in the Certificate of Designations.

Voting

Except as otherwise required by law and except as set forth below, holders of Series B Shares will, on an as-converted basis, vote together with the Common Stock as a single class.  Each holder of Series B Shares is entitled to cast the number of votes equal to two times the number of shares of Common Stock into which such shares of Series B Shares could be converted at the record date for determining stockholders entitled to vote at the meeting. The approval by holders of a majority of the Series B Shares, voting separately as a class, will be required for the creation of any class or series of preferred stock ranking senior to or pari passu with the Series B Shares as to payments of dividends or upon the liquidation of the Company.

In addition, the Stock Purchase Agreement that each Investor entered into with the Company in connection with the Offering provides the holders of the Series B Shares with up to two (2) demand registration rights at the request of the holders of no less than forty percent (40%) of the Series B Shares and piggyback registration rights.

 Item 9.01.           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Name of Exhibit

1.1	Form of Placement Agent Agreement
3.1	Form of Certificate of Designations for Series B Preferred Stock
4.1	Form of Advisor Warrant
4.2	Form of Placement Agent Warrant between the Company and the Placement Agent
4.3	Form of Securities Purchase Agreement between the Company and the Investors
4.4	Form of Investor Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2013	Caldera Pharmaceuticals, Inc.

By: /s/ Dr. Benjamin Warner
Dr. Benjamin Warner
Chief Executive Officer